Exhibit No. 1
Form 10-SB
Cluster Technology Corp.

                  CERTIFICATE OF INCORPORATION
                               OF

                    CLUSTER TECHNOLOGY CORP.

                            ARTICLE I

                              Name

     The name of the corporation hereby created shall be Cluster
Technology Corp. (the "Corporation").

                           ARTICLE II

                            Duration

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                           ARTICLE III

                       Purposes and Powers

     The Corporation is organized for the following purposes:

     (a) To develop, manufacture, distribute, purchase, and sell computer software and hardware, computer equipment, and related products; and

     (b) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing that are permissible for a corporation to engage in under the General Corporation Law of the state of Delaware.

                           ARTICLE IV

                         Capitalization

     The Corporation shall have authority to issue is 11,000,000 shares of which 10,000,000 shares shall be common stock having a $0.01 par value each (the "Common Stock"), and 1,000,000 shares shall be preferred stock having a $0.01 par value each (the "Preferred Stock").

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                            ARTICLE V

                        Classes of Stock

     A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue, is as follows:

     (a)   Preferred Stock.   Shares of preferred stock may be
issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (iv) of Paragraph (c) of this Article V, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

     (i) The distinctive designation of, and the number of shares of preferred stock which shall constitute, the series, which number may be increased (except at otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding ) from time to time by action of the board of directors;

     (ii) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of preferred stock, and whether such dividends shall be cumulative or noncumulative;

     (iii) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;

     (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of Common Stock, cash or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

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     (v)  The rights, if any, of the holders of shares of the
series upon voluntary or involuntary liquidation merger, consolidation, distribution or sale of assets, dissolution or winding up this Corporation;

     (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (B) the right to vote as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred or together with all series of preferred stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such conditions as the board may determine.

     (b)   Common Stock.   The Common Stock shall be
nonassessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, right, qualifications, limitations and restrictions:

      (i) After the requirements with respect to preferential dividends of preferred stock (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts (fixed in accordance with provisions of Paragraph (a) of this Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph (a) of this Article V, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

     (ii) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratibly in proportion to the number of shares of the Common Stock held by each;

      (iii) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Paragraph (a) of this Article V, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

     (c)  Other Provisions.

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     (i)   The  relative powers, preferences and rights  of  each
series of preferred stock in relation to the powers, preferences and rights of each other series of preferred stock shall, in each case, be as fixed from time to time by the board of directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (a) of this Article V, and the consent by class or series vote or otherwise, of the holders of the preferred stock of such of the series of preferred stock as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of preferred stock whether the powers, preferences and rights of such other series shall be fixed by the board of directors as senior to, or on a party with the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the board of directors may provide in such resolution or resolutions adopted with respect to any series of preferred stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of preferred stock.

     (ii) Subject to the provisions of subparagraph (i) of this Paragraph, shares of any series of preferred stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

     (iii) Shares of the Common Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

     (iv) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                           ARTICLE VI

                             Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                           ARTICLE VII

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                       Meetings and Records

     Meetings of stockholders may be held within or without the state of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                          ARTICLE VIII

                   Registered Office and Agent

     The address of its registered office is in the county of New
Castle at 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation
Trust Company.

                           ARTICLE IX

              Contracts With Officers and Directors

     No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation individually or in behalf of another corporation or entity in which he may have an interest; provided, that such officer or director acts in good faith.

                            ARTICLE X

            Indemnification of Officers and Directors

     The Corporation may indemnify each director and each officer and any employee or agent of the Corporation and their respective heirs, administrators and executors, against all liabilities and expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation, to the full extent permitted by the laws of the state of Delaware now existing or as such laws may hereafter be amended.

                           ARTICLE XI

                            Amendment

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     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



                           ARTICLE XII

                            Directors

     The governing board of the Corporation shall be known as directors, and the directors may from time to time be increased or decreased in the manner as shall be provided in the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than three, except that in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders.

                          ARTICLE XIII

                          Incorporator

     The names and address of the incorporator for this Corporation is as follows:

     Name                          Address
     Philip C. Gugel                    c/o Northwest Digital
Software, Inc.
                                   Box 2-743 Spring Valley Road
                                   Newport, Washington  99156

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of July, 1985.

                                   /s/ Philip C. Gugel

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                   CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION OF
                    CLUSTER TECHNOLOGY CORP.


      Cluster  Technology  Corp.,  a  corporation  organized  and existing  under  the  General Corporation Law  of  the  State  of

Delaware (the "Corporation"), does hereby certify that:

       The   amendments  to  the  Corporation's  Certificate   of

Incorporation  set forth below were duly adopted  by  resolutions approved by the Corporation's Board of Directors and stockholders in  accordance with the provisions of Section 242 of the  General

Corporation Law of the State of Delaware:


Amendment 1. The Certificate of Incorporation of the corporation is amended by striking Article III in its entirety and replacing therefor:

                           Article III

                       Purposes and Powers

           The Corporation is organized to engage in any and all lawful purposes, businesses, activities, and pursuits for which corporations may be organized under the General
     Corporation Law of the state of Delaware

Amendment 2. The Certificate of Incorporation of the corporation is amended by striking Article IV in its entirety and replacing therefor:

                           Article IV

                         Capitalization

            The Corporation shall have authority to issue 51,000,000 shares of which 50,000,000 shares shall be common stock having a $0.01 par value each (the "Common Stock"), and 1,000,000 shares shall be preferred stock having a $0.01 par value each (the "Preferred Stock").

Amendment 3. The Certificate of Incorporation of the corporation is amended by the addition of Article XIV as follows:

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                           Article XIV

                     Limitation of Liability

           To the fullest extent that the General Corporation Law of the state of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation, or otherwise, having the effect of amending or repealing any of the provisions of this Article XIV shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

Amendment 4. The Certificate of Incorporation of the corporation is amended by the addition of Article XV as follows:

                           Article XV

                Interested Stockholder Provision

           The Corporation elects not to be governed by the terms and provisions of Section 203 of the General Corporation Law of the state of Delaware, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to this Certificate of
     Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this Article XV shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, Cluster Technology Corp. has caused this

Certificate  to  be  signed and attested by its  duly  authorized officers, this 5th day of June, 1996.

                                   CLUSTER TECHNOLOGY CORP.

                                    /s/ John Frankum, President
ATTEST:

/s/ Cynthia Lawhon, Secretary

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